                                                                EXHIBIT 3.3

To the Governor of the Commonwealth of Pennsylvania:

            SIR: In compliance with the requirements of an act of the General Assembly of the Commonwealth of Pennsylvania, entitled "An act to provide for the incorporation and regulation of certain corporations," approved the 29th day of April A.D. 1874, and the several supplements thereto, the undersigned EIGHT of whom are citizens of Pennsylvania having associated themselves together for the purpose hereinafter specified, and desiring that they may be incorporated, and that letters patent may issue to them and their successors according to law, do hereby certify:

1st.        The name of the proposed corporation is UNITED REFINING COMPANY.

2nd.        Said corporation is formed for the purpose of producing and refining petroleum and its products, and manufacture of lubricants.

3rd.        The business of said corporation is to be transacted in Glade
Township, Warren County, Pennsylvania.

4th.        Said corporation is to exist for the term of ninety-nine years.

5th.        The names and residences of the subscribers and the number of shares subscribed by each are as follows:

           NAME                      RESIDENCE                 NO. OF SHARES
A.A. Baunerot                      Allegheny, PA                     100

F.G. Baunerot                      Allegheny, PA                      10

A.B. Baunerot                      Allegheny, PA                      10

D. Shear                           Warren Borough, PA                100

H.R. Taylor                        Warren Borough, PA                 50

Benjamin Taylor                    Warren Borough, PA                 50

George Taylor                      Warren Borough, PA                 30

M.M. Sanderson                     Warren Borough, PA                 50

Charles C. Stoll                   Louisville, KY                    100


6th.        The number of directors of said corporation is fixed at FIVE and the names and residences of the directors who are chosen directors for the first year are as follows:

    NAME                                   RESIDENCE
A.A. Baunerot                            Allegheny, PA

D. Shear                                 Warren Borough, PA

H.B. Taylor                              Warren Borough, PA

George Taylor                            Warren Borough, PA

M.M. Sanderson                           Warren Borough, PA


7th.        The amount of the capital stock of said corporation is $50,000 divided into 500 shares of the par value of $100 and $5,000 as a per centum of the capital stock, has been paid in cash to the Treasurer of said corporation, whose name and residence are:

                                                  David Shear, Warren Borough,
                                                   Warren County, Pennsylvania

            A.A. Baunerot,  (SEAL)              Benjamin Taylor,        (SEAL)

            F.G. Baunerot,  (SEAL)              George Taylor,          (SEAL)

            David Shaw,     (SEAL)              M.M. Sanderson,         (SEAL)

            H.B. Taylor,     (SEAL)


STATE OF PENNSYLVANIA         )
                              : s.s.:
COUNTY OF WARREN              )

            Before me, a Notary Public in and for the county aforesaid, personally came the above-named A.A. Baunerot, F.G. Baunerot, D. Shear, H.B. Taylor, Benjamin Taylor, George Taylor and M.M. Sanderson, who in due form of law acknowledge the foregoing instrument to be their act and deed for the purposes therein specified.

            Witness my hand and Seal of office, Twenty-Sixty day of May A.D.
1902.

                                    (SEAL) Frank J. Lyons, Notary Public.

                                    My Commission expires last day next Session
                                     Senate

STATE OF PENNSYLVANIA         )
                              : s.s.:
COUNTY OF WARREN              )

            Personally appeared before me this 26th day of May A.D., 1902, A.A. Baunerot, F.G. Baunerot, D. Shear, H.B. Taylor, Benjamin Taylor, George Taylor and M.M. Sanderson, who being duly sworn, according to law, depose and say that the statements contained in the foregoing instrument are true.


Sworn and subscribed before me, the day and     A.A. Baunerot,
year aforesaid                                  F.G. Baunerot,
                                                D. Shear,
            Frank J. Lyons, Notary Public       H.B. Taylor,
(SEAL)      Commission expires last day         Benjamin Taylor,
            next Session Senate                 George Taylor
                                                M.M. Sanderson

                                EXECUTIVE CHAMBER

                                                   Harrisburg, June 23rd, 1902
To the Secretary of the Commonwealth

            Having examined the within application and found it to be in proper form and within the purposes of the class of corporations specified in section two of the act entitled "An act to provide for the incorporation and regulation of certain corporations" approved April 29th A.D. 1874, and the several supplements thereto I hereby approve the same, and direct that letters patent.

                                                         /William A. Stone/
                                                         -----------------------

                               SECRETARY'S OFFICE

PENNSYLVANIA, ss:

            Enrolled in Charter Book No. 70, page ------

            Witness my hand and Seal of office, at Harrisburg, this 23rd day of June A.D., 1902

Certified to Auditor General:  June 23rd, 1902.

                                                         /W.W. Briest/
                                                         -----------------------